Independent Auditors' Consent



To the Shareholders and Board of Trustees of The Massachusetts Municipals Fund:

We consent to, to the use of our report dated January 15, 1998 with respect to the Massachusetts Municipals Fund, incorporated herein by reference to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
January 21, 1999